EXHIBIT 10.28
CONFIDENTIAL TREATMENT REQUESTED

PURCHASE MONEY NOTE

[ * ]

Dated of: April __, 2005

     FOR VALUE RECEIVED, BRHP, LLC, a Florida limited liability company and TERRY W. STILES, a natural person (collectively, the “Borrower”), jointly and severally, promise to pay to OFFICE DEPOT, INC., a Delaware corporation (the “Lender”) the principal sum of [ * ] (the “Principal Amount”) together with interest thereon as provided herein (collectively, the “Indebtedness”).

1. Defined Terms. As used herein:

     (a) “Base Rate” shall mean a per annum rate of interest equal to the greater of: (i) four percent (4%), and (ii) the LIBO Rate plus 125 basis points.

     (b) “Default Rate” shall mean the maximum rate of interest permitted by applicable law.

     (c) “LIBO Rate” shall mean shall mean the rate for deposits in U.S. dollars for thirty (30) day periods, which appears on the Telerate Access Service Page 3750 (or any successor thereto) as the London Interbank Offering Rate as of 11:00 a.m., London time, on the day that is two (2) Business Days prior to the date of this Note, rounded to the nearest 1/1000 of 1%.

     (d) “Maturity Date” shall mean December 30, 2005.

     (e) “Mortgage” shall mean that certain first priority Purchase Money Mortgage granted by BRHP, LLC to the Lender as of the date hereof, as the same may be amended, modified, replaced and/or extended from time to time, encumbering certain real property located in Palm Beach County, Florida.

     (f) “Note” shall mean this Purchase Money Note, as the same may be amended, modified, replaced and/or extended from time to time.

     (g) “Purchase Agreement” that certain Agreement for Purchase and Sale, dated as of February ___, 2005 by and between Lender and Stiles Corporation (“Stiles”).

     (h) “Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, by and between Stiles and Lender, as the same may be amended, modified, replaced and/or extended from time to time, pursuant to which Stiles’ pledged to Lender all of its right, title and interest in and to its membership interest in BRHP, LLC.

2. Interest Rate. Prior to maturity, whether by passage of time or by Lender’s sooner declaration that the entire Indebtedness is due in accordance with the terms hereof, the Principal Amount of this Note, or so much thereof as may be outstanding from time to time, shall bear interest at a per annum rate equal to the Base Rate. Following maturity, whether by acceleration or otherwise, the Principal Amount of this Note, or so much thereof as may be outstanding from time to time, shall bear interest at the Default Rate.

3. Payments.

     (a) Payments under this Note shall be due and payable, without notice or demand, as follows:

(i)	No payments of either principal or interest shall be due prior to maturity; and

(ii)	On the Maturity Date or sooner maturity of this Note, the entire Principal Amount, together with all accrued interest thereon and all other amounts due and payable hereunder shall be paid to Lender.

     (b) Borrower may, from time to time, prepay all or any portion of the Principal Amount, provided that any such prepayment shall be accompanied by an amount representing all accrued interest on the portion of the Principal Amount being prepaid, together with all other amounts then due and payable under the Loan Documents (herein defined).

4. Nature of Note; Note Secured by Mortgage and Pledge Agreement. This Note is the PM Note referred to in the Purchase Agreement. This Note and the Indebtedness evidenced hereby are secured by, among other things, the Mortgage and the Pledge Agreement. In enforcing its rights under this Note, the Mortgage and/or the Pledge Agreement (together with any other documents evidencing and/or securing the Indebtedness, collectively, the “Loan Documents”) the Lender shall have the right to enforce its remedies with respect to any of the Loan Documents, or any combination thereof, and either simultaneously or in such order as the Lender shall deem to be in its best interest.

5. Interest Rate Limitations. At no time shall the Borrower be obligated or be required to pay interest at a rate which is in excess of the maximum interest rate permitted by applicable law, or which could subject the Lender to liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to contract or agree to pay. If by the terms of this Note the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, then (1) the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate; (2) interest payable under this Note shall be computed at such maximum rate; and (3) any prior interest payments made, pursuant to this Note, in excess of such maximum rate shall be applied, and shall be deemed to have been payments made, in reduction of the Principal Amount.

6. Default Rate

     If the entire Indebtedness is declared to be due and payable by the Lender pursuant to the provisions of any Loan Document, or if the Indebtedness is not paid in full on the Maturity Date, then the Borrower shall pay interest on the unpaid balance of this Note, from the date of such acceleration of the Maturity Date (or the Maturity Date, if the Principal Amount has not been previously accelerated), until the date on which the Indebtedness has been paid in full (whether before or after judgment), at a rate per annum equal to the Default Rate provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Borrower may by law pay.

7. Borrower’s Power And Authority. The Borrower, and the undersigned representative of the Borrower, represent and warrant and covenant that the Borrower has full power, authority and legal right to execute and deliver this Note and that the obligations of the Borrower under this Note constitute valid and binding obligations of the Borrower.

8. Borrower’s Obligations Absolute And Unconditional. The Borrower represents, warrants, and covenants that this Note and the Borrower’s obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to: (a) this Note and the obligations of the Borrower under this Note, or (b) the obligations of any other person or party relating to this Note, or (c) otherwise with respect to the Indebtedness.

9. No Oral Changes. This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by the Borrower and the Lender. No waiver of any term, covenant or provision of this Note shall be effective unless such waiver is given in writing by the Lender and, in such case, shall only be effective in the specific instance in which given.

10. Applicable Law. This Note is and shall be deemed entered into in the State of Florida and shall be governed by and construed in accordance with the laws of such state, without regard to principles of conflicts of laws. No defense given or allowed by the laws of any state or country shall be interposed in any action or proceeding on or with respect to this Note unless such defense is either given or allowed by the laws of the State of Florida.

11. Borrower’s Consent To Jurisdiction And Venue. The Borrower agrees to submit to personal jurisdiction in the State of Florida in any action or proceeding arising out of this Note. In furtherance of such agreement, the Borrower hereby agrees and consents that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Borrower in any such action or proceeding may be obtained within or without the jurisdiction of any court located in the State of Florida. Any process or notice of motion or other application to any such court, in connection with any such action or proceeding, may be served upon the Borrower by registered or certified mail to, or by personal service at, the last known address of the Borrower, whether such address be within or without the jurisdiction of any such court. The Borrower hereby agrees that the venue of any litigation arising in connection with the indebtedness, or in respect of any of the obligations of the Borrower under this Note, may, to the extent permitted by law, be in Palm Beach County, Florida.

12. Covenant To Cooperate. The Lender covenants and agrees that it shall reasonably cooperate with the Borrower, at no cost, expense or liability to the Lender, in pursuing development approvals for the Borrower’s contemplated development of the Property.

13. Default and Acceleration. If any payment under this Note is not paid when due, or upon any default in the performance of any of the covenants or agreements of any mortgage and/or security agreement securing this Note or the obligation represented hereby, including, without limitation, the Mortgage, the Pledge Agreement and all other Loan Documents, the entire principal amount outstanding and all accrued interest thereon shall, at the option of Lender, at once become due and payable. Lender may exercise this option to accelerate during any default by Borrower regardless of any prior forbearance by Lender. If suit is brought to collect this Note, Lender shall be entitled to collect all reasonable costs and expenses of the suit, including, but not limited to, reasonable attorney’s fees, costs and expenses incurred in such collections, including attorneys’ fees, costs and expenses incurred in one or more appeals. If this Note is accelerated, and whether or not a judgment has been entered, interest shall accrue on all sums outstanding hereunder at the highest rate permitted by law until all sums due hereunder, including, without limitation, any collection costs, principal and accrued interest and/or amounts under any judgment rendered pursuant to this Note, are paid.

14. Waiver. Borrower and any and all endorsers and guarantors hereof, and all others who may become liable for all or any part of this obligation, agree to be jointly and severally bound, and jointly and severally waive and renounce any and all exemption rights and the benefits of all valuation and appraisement privileges available to them pursuant to the Constitution or laws of the United States or any state, territory, or jurisdiction as against this debt or any renewal or extension thereof and jointly and severally waive presentment, demand, protest, notice of non-payment and any and all lack of diligence or delays in collection of the amount agreed to be paid under and by virtue of the obligation to pay provided for in this Note, any extension thereof of time, release of any party liable for this obligation, release of any security for this Note, exchange or substitution of any other security thereof, or any other indulgence or forbearance whatsoever. Any such change, extension, release, indulgence or forbearance may be made without the joinder of or notice to any such parties and without in any way affecting the personal liability of any such party.

15. Notices. All notices, requests and other communications under this Note shall be in writing and shall be delivered in person by hand delivery or overnight delivery service, by facsimile or sent by certified mail, return receipt requested, addressed as set forth on Exhibit “A” attached hereto or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof upon receipt at such address if delivered in person, by overnight delivery or by facsimile, or if mailed, upon deposit of both the original and any required copies in a post office or official depository of the United States Postal Service.

16. Usury. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid by Borrower to Lender for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation contained herein or in any mortgage or security agreement, or in any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note, exceeds the maximum amount permissible under applicable law.

17. Severability. If any term or provision of this Note or application thereof to any person or circumstances shall, to any extent, be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

18. Cumulative Remedies. The remedies of Lender provided for herein or in any mortgage, security agreement or in any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the party for whose benefit such remedy is provided, and may be exercised as often as occasion therefor shall arise.

19. Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND/OR ANY DOCUMENT EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF OR BY MAKE OR HOLDER.

     IN WITNESS WHEREOF, the Borrower has duly executed this Note the day and year first above written.

BRHP, LLC, a Florida limited liability company

By: STILES CORPORATION, its sole member

Name:
Title:

Mr. Terry W. Stiles, individually

EXHIBIT “A”

NOTICE ADDRESSES

If intended for Borrower:	c/o Stiles Corporation 300 S.E. 2nd Street Ft. Lauderdale, FL 33301 Attn: Mr. Dennis F. O’Shea Telephone No: (954) 627-9345 Facsimile No: (954) 627-9288

with a copy to:	Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Attn: David E. Bolen, Esq. Telephone No: (212) 801-9315 Facsimile No: (212) 805-9315

If intended for Lender:	Office Depot, Inc. 2200 Old Germantown Road Delray Beach, FL 33445 Attn: Mr. David Fannin, Executive Vice President & General Counsel Telephone No: (561) 438-8171 Facsimile No: (561) 438-8165

with a copy to:	Proskauer Rose, LLP 2255 Glades Road Boca Raton, Florida 33431 Attn: Christopher Wheeler, Esq. Telephone No: (561) 995-4702 Facsimile No: (561) 241-7145

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